UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2014

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey		07666
(Address of Principal Executive Offices)		(Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed on September 15, 2014, Cognizant Domestic Holdings Corporation, a Delaware corporation (the “Buyer”) and wholly-owned subsidiary of Cognizant Technology Solutions Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with TZ US Parent, Inc., a Delaware corporation (the “Parent”), and TZ Holdings, L.P., a Delaware limited partnership (the “Seller”), to purchase (i) 100% of the outstanding common stock of the Parent and (ii) 100% of the outstanding units of preferred limited liability company interests of TZ US Midco, LLC, a Delaware limited liability company (“Midco”).

On November 20, 2014, the Buyer and the Seller completed the acquisition of Parent and Midco pursuant to terms of the Purchase Agreement. Pursuant to the Purchase Agreement the Buyer acquired, for cash, all of the equity interests in Parent and Midco (the “Acquisition”) for an aggregate purchase price of approximately $2.0 billion. The purchase price is subject to customary post-closing adjustment, including without limitation, for cash, working capital, indebtedness and certain expenses. A portion of the purchase price was funded through available cash resources and the borrowings under the credit agreement described below under Item 2.03.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 15, 2014, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Acquisition, on November 20, 2014, the Company entered into a credit agreement (the “Credit Agreement”) with the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent for the Lenders.

The Credit Agreement provides for (i) an unsecured term loan facility from the Lenders in the amount of $1.0 billion and (ii) an unsecured revolving credit facility from the Lenders of up to $750 million. The Company has borrowed $1.0 billion under the term loan facility to finance a portion of the Acquisition purchase price. The revolving credit facility is available for general corporate purposes. No amounts have been drawn under the revolving credit facility.

Item 7.01.	Regulation FD Disclosure.

On November 20, 2014, the Company issued a press release announcing completion of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro forma financial information. The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Description

10.1*	Credit Agreement, dated as of November 20, 2014 among Cognizant Technology Solutions Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent for the Lenders.

99.1**	Press release issued by the Company on November 20, 2014.

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Steven Schwartz
Name:	Steven Schwartz
Title:	Executive Vice President, Chief Legal and Corporate Affairs Officer

Date: November 20, 2014

INDEX TO EXHIBITS

Exhibit No.	Description

10.1*	Credit Agreement, dated as of November 20, 2014 among Cognizant Technology Solutions Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent for the Lenders.

99.1**	Press release issued by the Company on November 20, 2014.

*	Filed herewith.
**	Furnished herewith.